STOCKHOLDER AGREEMENT



                                between



                   ULTRAMAR DIAMOND SHAMROCK CORPORATION




                                  and




                                 TOTAL







                        Dated as of April 15, 1997

                           TABLE OF CONTENTS


1.     Definitions

2.     Restricted Period

3.     Standstill Period

4.     Competition

5.     Topna Tradename License

6.     Topna Technology License

7.     Insurance

8.     Representations and Warranties of TOTAL
       8.1.  Organization and Good Standing
       8.2.  Authorization, Validity and Effect of Agreement
       8.3.  No Conflict; Required Filings and Consents
       8.4.  Ownership of Owned Shares
       8.5.  No Brokers

9.     Representations and Warranties of UDS
       9.1.  Organization and Good Standing
       9.2.  Authorization, Validity and Effect of Agreement
       9.3.  No Conflict; Required Filings and Consents
       9.4.  No Brokers

10.    Registration Rights

11.    SEC Reports and Other Information

12.    Nondisclosure of Information

13.    Foreign Shares

14.    Nonsurvival of Representations and Warranties

15.    Notices

16.    Interpretation

17.    Counterparts

18.    Entire Agreement; No Third-Party Beneficiaries

19.    Governing Law

20.    Assignment

21.    Enforcement

                           SCHEDULES

Schedule          Title

  4(a)            Covered Territory
  5               Tradename License
  6(a)            Technology License
  10              Registration Rights

                         STOCKHOLDER AGREEMENT

     Stockholder Agreement ("Agreement"), dated as of April 15, 1997, between Ultramar Diamond Shamrock Corporation, a Delaware corporation ("UDS"), and Total, a French societe anonyme ("Total").

                                 RECITALS

     A. Simultaneously herewith, certain of the parties are entering into an agreement (the "Arrangement Agreement") pursuant to which a wholly owned Canadian Subsidiary of UDS has agreed, on the terms and subject to the conditions set forth therein, to acquire Topna.

     B. Total, or a wholly owned Subsidiary of Total, is the sole record and beneficial owner of, and has the sole right to vote and dispose of, 21,741,626 Topna Shares (together with any Topna Shares acquired by Total or wholly owned Subsidiaries of Total after the date hereof, the "Owned Shares").

     C. As a condition to its willingness to enter into the Arrangement Agreement, UDS has required that Total agree to the matters set forth herein, and Total is willing to agree to such matters.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants herein contained, the parties agree as follows:

     1. Definitions. Terms used herein with initial capital letters that are not otherwise defined herein but are defined in the Arrangement Agreement have the meanings ascribed to them in the Arrangement Agreement.

     2. Restricted Period. The "Restricted Period" will commence on the date hereof and continue until the first to occur of (i) the Effective Time and (ii) the termination of the Arrangement Agreement in accordance with the terms thereof (the "Termination Date").

     (b) During the Restricted Period, (i) Total will not, nor will it permit any of its Subsidiaries or Affiliates controlled by it to, nor will it authorize or permit any of its or any such other Person's officers, directors, employees or Representatives to, directly or indirectly through another Person, sell, assign, transfer, grant a participation in, pledge, hypothecate or otherwise dispose of ("Transfer") any Owned Shares or any interest therein to any other Person, other than an assignment of Owned Shares to a wholly owned Subsidiary of Total, provided that Total will cause such Subsidiary to become a party to this Agreement pursuant to an instrument reasonably satisfactory to UDS prior to a Transfer of any of the capital stock of such Subsidiary to any Person other than a wholly owned Subsidiary of Total, and (ii) Total will not, nor will it permit any of its Subsidiaries or Affiliates controlled by it to, nor will it authorize or permit any of its or any such other Person's officers, directors, employees or Representatives to, directly or indirectly through another Person, (A) solicit, initiate or encourage, or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Topna Takeover Proposal, (B) furnish any confidential information to any Person, or participate in any discussions or negotiations, in any such case regarding any Topna Takeover Proposal, or (C) otherwise take or fail to take any action which would constitute or reasonably be expected to result in a breach by Topna of any of its covenants under the Arrangement Agreement, including without limitation Sections 3.01 and 3.02 thereof, except for such actions with respect to the foregoing which Topna is permitted to take pursuant to the Arrangement Agreement. Total will not request that Topna register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Topna Shares during the Restricted Period, other than an assignment of Owned Shares to a wholly owned Subsidiary of Total in accordance with this Agreement.

     (c) Total will deliver to UDS, prior to the Closing, a written agreement substantially in the form attached as Exhibit B to the Arrangement Agreement.

     (d) During the Restricted Period, at any meeting (whether annual or special and whether or not adjourned or postponed) of the holders of Topna Shares, including without limitation the Topna Shareholders Meeting, Total will appear at the meeting or otherwise cause the Owned Shares to be counted as present thereat for purposes of establishing a quorum and vote (or cause to be voted) the Owned Shares (i) in favor of the adoption of the Arrangement Agreement and the approval of the Arrangement Transactions and any actions in furtherance thereof, (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or any other obligation or agreement of Topna under the Arrangement Agreement or of Total under this Agreement, and (iii) against any Topna Takeover Proposal or Topna Superior Proposal or any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or adversely affect the Arrangement and the transactions contemplated by this Agreement or the Arrangement Agreement. During the Restricted Period, in connection with any solicitation of the written consent of Topna Shares, Total will consent or withhold consent (or cause the consent or withholding of the consent), as the case may be, in accordance with clauses (i), (ii) and (iii) of the preceding sentence.

     (e) Total will not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of any provision contained in this Agreement or grant a proxy to any Person (other than to UDS or solely in furtherance of any matter referred to in Section 2(b)) with respect to any of the Owned Shares or deposit any Owned Shares in a voting trust or enter into any other agreement, arrangement or understanding (other than this Agreement) with respect to the foregoing.

     3. Standstill Period. The "Standstill Period" will commence on the date hereof and extend until the first to occur of (a) the fifth anniversary of the Effective Date, (b) if the Termination Date has occurred, January 6, 2000, and (c) the date on which the Board of Directors of UDS (the "UDS Board") recommends a merger or other transaction which would result in a third party (together with its Affiliates) beneficially owning, in the aggregate, 50% or more of the UDS Shares then outstanding (after giving effect to such transaction), or a third party (together with its Affiliates) acquires beneficial ownership of 50% or more of the then-outstanding UDS Shares (after giving effect to such transaction) through merger, purchase or otherwise. During the Standstill Period, except with the prior written consent of UDS, Total will not, and will not permit any of its Subsidiaries or Affiliates to, (i) in any manner acquire, agree to acquire or make any offer or other proposal to acquire, directly or indirectly, any securities, any business or any material asset of UDS or any of its Subsidiaries, except (A) securities issued pursuant to a stock split, stock dividend, rights offering or recapitalization approved by the UDS Board, provided that such transactions would not otherwise violate the provisions of this Section 3, and (B) for the acquisition of not more than 1% in the aggregate of the then-outstanding UDS Shares in open-market purchases over any two-year period, (ii) make any proposal to enter into, directly or indirectly, any merger or business combination involving UDS or any of its Subsidiaries, (iii) participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of UDS or any of its Subsidiaries, in any manner which has not been recommended by the UDS Board, (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of UDS or any of its Subsidiaries, other than a "group" composed solely of Total and wholly owned Subsidiaries thereof, (v) otherwise act, alone or in concert with others, to seek to control or influence the management policies or actions of UDS, including without limitation any proposal to effect any recapitalization, disposition of assets, dividend, distribution or liquidation, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing clauses (i) through (v), (vii) advise, assist or encourage any other Persons to take any action described in any of the foregoing clauses (i) through (v), or (viii) Transfer any UDS Shares, other voting stock of UDS or securities exercisable or exchangeable for UDS Shares or other voting shares (collectively, "UDS Stock") other than (A) pursuant to an underwritten public offering in accordance with
Section 10, (B) after the period ending 180 days after the Effective Time (the "180-Day Period"), pursuant to a private sale to a "Person" (within the meaning of Section 13(d) of the Exchange Act) who, after giving effect to such sale, would not beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), 4% or more of the outstanding UDS Shares, (C) any Transfer pursuant to Rule 144 or 145, if applicable, or any similar rule under the Securities Act, provided that, during the 180-Day Period, such Transfer has been previously approved by UDS (such approval not to be unreasonably withheld or delayed in respect of open-market sales or privately negotiated sales to an institutional investor), (D) pursuant to a tender offer or other transaction recommended by the UDS Board, or (E) any Transfer to any wholly owned Subsidiary of Total (each such Subsidiary or third party transferee, a "Permitted Transferee"), which Permitted Transferee becomes a party to this Agreement pursuant to an instrument reasonably satisfactory to UDS. In addition, during the Standstill Period, Total will not, and will cause its Subsidiaries and Affiliates not to, directly or indirectly, except with the prior written consent of UDS in its sole discretion, (1) request that UDS (or its Representatives) amend or waive any provisions of this Section 3 (including this sentence), other than any approval relating to the provisions of clause (viii) above and not involving any event referred to in any other provision hereof, or (2) take any action which is calculated to or might reasonably be expected to require UDS to make a public announcement regarding the possibility of a tender offer, merger or other business combination or acquisition transaction.

     4. Competition. (a) For a period of three years from the Effective Time, Total will not and will not permit any of its Affiliates to, directly or indirectly, individually or as a part of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act), own, lease, operate, manage, acquire or maintain any economic interest in any Person engaged in the business of petroleum refining or marketing petroleum products or the operation of retail gasoline or convenience stores (the "Covered Activity") in any of the jurisdictions listed in Schedule 4(a) (collectively, the "Covered Territory"). Notwithstanding the foregoing, Total will not be restricted from (i) acquiring a Person, or interest therein, which, directly or through a Subsidiary, engages in the Covered Activity in the Covered Territory or (ii) engaging in hydrocarbon trading, chemical manufacturing or other activities that do not constitute the Covered Activity.

     (b) Total acknowledges and agrees that (i) the covenants set forth in this Section 4 are reasonable in scope, duration, area restrictions and in all other respects, (ii) UDS would not have entered into this Agreement or the Arrangement Agreement but for the covenants contained in this Section 4 (and the remaining covenants herein), and (iii) the covenants contained in this Section 4 have been made in order to induce UDS to enter into this Agreement and the Arrangement Agreement.

     (c) If, at the time of enforcement of this Section 4, a court shall hold that the scope, duration or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum scope, duration or area restrictions determined by such court to be reasonable under such circumstances will be substituted for the stated duration, scope or area restrictions.

     (d) In the event of any breach of any provisions of this Section 4, UDS will have the right, in addition to any other rights and remedies existing in its favor, to enforce specifically its rights against Total under this Section 4 and/or injunctive or other equitable relief in order to enforce or prevent any violations of the provisions of this Section 4.

     5. Topna Tradename License. As an inducement to UDS to enter into the Arrangement Agreement and in partial consideration therefor, at or prior to the Effective Time, Total will enter into the license with UDS in the form attached as Schedule 5.

     6. Topna Technology License. (a) Total hereby confirms that (i) TPI will be entitled to continue to use after the Effective Time technology and software pursuant to licenses in the form of Schedule 6(a) and (ii) it will enter into a royalty-free technology license relating to solvent technology and plant design on terms substantially the same as Schedule 6(a) in respect of Topna's Ardmore, Oklahoma refinery.

     (b) Total will inform UDS of the development of new technology which has application to the Covered Activity reasonably promptly after the development thereof, and if requested by UDS, will discuss in good faith with UDS the entry into a technology license in respect thereof on terms not less satisfactory to UDS as those made available to any nonaffiliated party. The parties hereby acknowledge that neither UDS nor Total will have any legal liabilities in respect thereof except as set forth in any such license.

     7. Insurance. Total will fully cooperate with and assist UDS and Topna and its Affiliates with respect to claims that may be pursued by UDS or Topna under any insurance policies now or previously owned, issued or available to Total, Topna or any of their past or current Affiliates. Such cooperation will include, without limitation, (a) making all claims and demands against the insurance companies, including providing access to documents and witnesses and making witnesses available for testimony at UDS's cost, and pursuing such claims and demands in a commercially diligent manner and (b) providing UDS, Topna and their Affiliates with all information reasonably requested or required by them with respect to such insurance policies or claims, including without limitation all documents relating or referring to such policies or claims. Until the Effective Time, Total will take all steps necessary to ensure the continuation and/or extension of all insurance policies maintained by Total or any of its Affiliates in order to permit UDS to recover under such policies for losses arising out of or relating to the past and present businesses of, or assets owned by or formerly owned by, any of the Topna Companies or for which they may be held liable or have liability under federal or state laws. In the event that UDS, Topna or their Affiliates are unable fully to satisfy or recover under any insurance policy because the aggregate limits or coverage under such policy have been potentially or wholly impaired as a result of claims made by Persons other than UDS, Topna and their Affiliates (excluding Total or its Affiliates), Total will, promptly after UDS notifies Total of such inability to fully recover under such policy, (i) take all actions necessary to cause such coverage or aggregate limits to be reinstated or replenished to the extent necessary to permit UDS, Topna or such Affiliate thereof to recover the amount under such policy that it would have been entitled to recover thereunder but for such impairment or
(ii) at the option of Total and without limiting the parties' relative rights and obligations under clause (i) above, Total may pay or cause another Person to pay such amount directly to UDS, provided that in no event will any of UDS, Topna or any of their respective Affiliates have any reimbursement, indemnity or other obligation in respect of any insurance payment or claim and Total will indemnify, defend and hold harmless UDS, Topna and their respective Affiliates with respect to any claim made by any Person, including any third-party or captive insurance company, which relates to or arises out of any insurance claim made by UDS, Topna or any of their Affiliates under any policy of insurance owned or issued to Topna, Total or their Affiliates.

     8. Representations and Warranties of Total. Total hereby represents and warrants to UDS as follows:

     8.1 Organization and Good Standing. Total is a societe anonyme duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

     8.2 Authorization, Validity and Effect of Agreement. Total has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Total and the consummation by Total of the transactions contemplated hereby have been authorized by all necessary action on the part of Total This Agreement has been duly executed and delivered by Total and constitutes the valid and binding obligation of Total, enforceable against Total in accordance with its terms.

     8.3 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by Total do not, and the consummation by Total of the transactions contemplated hereby will not, (a) conflict with or violate the charter or bylaws (or similar governing documents) of Total,
(b) conflict with or violate any Law or Order applicable to Total or by which Total is bound or affected, or (c) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of a lien or other encumbrance on any Owned Shares pursuant to any contract, agreement or other instrument or obligation to which Total is a party or by which Total or any property or asset of Total is bound or affected.

     8.4 Ownership of Owned Shares. As of the date hereof, Total, or a wholly owned Subsidiary of Total, is, and as of the Effective Time will be, the sole record and beneficial owner of the Owned Shares, free and clear of any security interests, Liens, charges, encumbrances, equities, claims, options, proxies, stockholder agreements or limitations of whatever nature and free of any other limitation or restriction (including without limitation any restriction on the right to Transfer the Owned Shares or any interest therein) except pursuant to this Agreement and except for Transfers to wholly owned Subsidiaries or Transfers to third parties in accordance with this Agreement. The Owned Shares constitute all of the Topna Shares owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by Total and its Subsidiaries as of the date hereof.

     8.5 No Brokers. Total has not entered into any contract, arrangement or understanding with any Person, other than Credit Suisse First Boston Corporation, which may result in the obligation of UDS or Topna to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     9. Representations and Warranties of UDS. UDS hereby represents and warrants to Total as follows:

     9.1 Organization and Good Standing. UDS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     9.2 Authorization, Validity and Effect of Agreement. UDS has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by UDS and the consummation by UDS of the transactions contemplated hereby have been authorized by all necessary corporate actions on the part of UDS. This Agreement has been duly executed and delivered by UDS and constitutes the valid and binding obligation of UDS, enforceable against UDS in accordance with its terms.

     9.3 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by UDS, and the consummation by UDS of the transactions contemplated hereby, will not (a) conflict with or violate the charter or bylaws of UDS, (b) conflict with or violate any Law or Order applicable to UDS or by which UDS is bound or affected, or (c) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any contract, agreement or instrument or obligation to which UDS is a party or by which UDS or any property or asset of UDS is bound or affected.

     9.4 No Brokers. UDS has not entered into any contract, arrangement or understanding with any Person, other than Merrill Lynch & Co., which may result in the obligation of UDS or Total to pay any finder's fees, brokerage or agent's commission or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     10. Registration Rights. UDS will register for resale UDS Shares owned by Total (or any Subsidiary thereof that acquires UDS Shares in transactions permitted by this Agreement or any purchaser of all UDS Shares beneficially owned by Total and its Subsidiaries at the time of such purchase and enter into an agreement or instrument reasonably satisfactory to UDS by which it agrees to be bound by the covenants of Total hereunder (any such Subsidiary or purchaser, a "Permitted Reg. Rights Assignee"), pursuant to and in accordance with the terms and conditions set forth on
Schedule 10.

     11. SEC Reports and Other Information. So long as Total (or any of its wholly owned Subsidiaries) owns beneficially or of record 3% or more of the then-outstanding UDS Shares, UDS will:

     (a) Deliver to Total copies of all financial statements, proxy statements, reports and other general written communications which UDS sends to its stockholders at the same time as such information is sent to UDS's stockholders generally and copies of all special or periodic reports which UDS files with the SEC within 10 days after the filing thereof.

     (b) Provide Total with notice of any and all meetings, by means of telephone conference or otherwise, among members of UDS's senior management and securities analysts (other than meetings with analysts from a single firm or meetings the participation in which is otherwise restricted) no later than 24 hours prior to any such meeting and permit Total to participate in such meetings.

     (c) From time to time upon the request of Total, UDS will cause a member of its senior management at the Executive Vice President or higher level to meet (a "Meeting") with members of senior management of Total for the purpose of informing Total as to the operations and financial condition of UDS; provided that the number of Meetings per calendar year pursuant to this Section 11(c) will not exceed three. During any calendar year, the first Meeting will be held in San Antonio, Texas, the second Meeting will be held in Paris, France and any additional Meeting will be held at a location to be agreed upon by UDS and Total (or, absent such agreement, in New York, New York).

     12. Nondisclosure of Information. (a) Total will (i) keep confidential any information which has been furnished to it by any of the parties to the Arrangement Agreement or any of their respective
Representatives in connection with the Arrangement Transactions or otherwise ("Information") and (ii) not use any such Information other than in connection with the Arrangement Transactions.

     (b) If Total or any of its Representatives is requested to disclose any of the Information, Total will promptly notify UDS to permit UDS to seek a protective order or take other appropriate action. Total will also cooperate in such other party's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such Information. If, in the absence of a protective order, Total or any of its Representatives is, in the written opinion of its counsel, compelled as a matter of law to disclose any such Information to a third party, such party may disclose to the third party compelling disclosure only the part of such Information as is required by law to be disclosed (in which case, prior to such disclosure, such party will use reasonable efforts to advise and consult with UDS and its counsel as to such disclosure and the nature and wording of such disclosure) and will use its reasonable efforts to obtain confidential treatment therefor.

     (c) This Section 12 will not apply to such portions of Information furnished by any other party or its Representatives which (i) are or become generally available to the public through no action of the party to which such Information was furnished and its Representatives or (ii) are or become available to the party to which it was furnished on a nonconfidential basis from a source, other than from the other parties or their respective Representatives, which the receiving party believes, after reasonable inquiry, was not prohibited from so disclosing such portions by a contractual, legal or fiduciary obligation.

     13. Foreign Shares. Total agrees to take commercially reasonable actions to the extent necessary so that no registration or qualification of UDS Shares issued pursuant to the Arrangement will be required by any Governmental Entity in France or pursuant to any French Law.

     14. Nonsurvival of Representations and Warranties. The representations and warranties contained in Sections 8.1 through 8.5 and
9.1 through 9.4 will survive the Effective Time until 90 days following the expiration of the applicable statute of limitations. This Section 14 will not limit any covenant or agreement of the parties hereunder or any provision of any of the Arrangement Agreements.

     15. Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

     (a)  If to Total, to:

          Total
          Total Refining and Marketing
          51, Esplanade du General deGaulle
          CEDEX 97
          La Defense 10
          92907 Paris, France
          Telecopy:  1 41 35 42 91
          Attention:  Jean-Paul Vettier

          with a copy to:

          Proskauer Rose Goetz & Mendelsohn LLP
          1585 Broadway
          New York, New York  10036
          Telecopy:  (212) 969-2900
          Attention:  Stanley Komaroff, Esq.

          If to UDS, to:

          Ultramar Diamond Shamrock Corporation
          9830 Colonnade Boulevard
          San Antonio, Texas  78230
          Telecopy:  (210) 691-6492
          Attention:  Patrick J. Guarino, Esq.

          with a copy to:

          Jones, Day, Reavis & Pogue
          599 Lexington Avenue
          New York, New York  10022
          Telecopy:  (212) 755-7306
          Attention:  Robert A. Profusek, Esq.

     16. Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference will be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms used in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

     17. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     18. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other Arrangement Documents (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and
(b) are not intended to confer upon any Person other than the parties (or Permitted Transferees that are holders of Owned Shares in accordance with this Agreement) any rights or remedies.

     19. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     20. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence will be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Without limiting the generality or effect of any other provision hereof,
(a) Total agrees that this Agreement and the obligations hereunder will attach to all Owned Shares, whenever acquired, and will be binding upon any Person to which legal or beneficial ownership of such Owned Shares passes, whether by operation of Law or otherwise and (b) Permitted Reg. Rights Assignees will have the rights specified in Section 10.

     21. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Delaware, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than in Delaware. The parties agree that service of process on Total in any proceeding will be deemed effective if made by delivery to Proskauer Rose Goetz & Mendelsohn LLP in the manner provided pursuant to
Section 15.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                 ULTRAMAR DIAMOND SHAMROCK CORPORATION


                                 By:  /s/ Roger R. Hemminghaus
                                      Roger R. Hemminghaus
                                      Chairman and Chief Executive Officer



                                 By:  /s/ Jean Gaulin
                                      Jean Gaulin
                                      President and Chief Operating Officer


                                 TOTAL


                                 By:  /s/ Jean Paul Vettier
                                      Jean-Paul Vettier
                                      Executive Vice President

                          SCHEDULE 4(a)

                        COVERED TERRITORY



Arkansas
Colorado
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Michigan
Minnesota
Mississippi
Missouri
Nebraska
New Mexico
North Dakota
Ohio
Oklahoma
South Dakota
Tennessee
Texas
Wisconsin
Wyoming

                                                               Schedule 5
                            LICENSE AGREEMENT


     License Agreement, dated as of         , 1997, between Total, a French
societe anomyme ("Licensor"), and Ultramar Diamond Shamrock Corporation, a Delaware corporation ("Licensee").

                                WITNESSETH

     WHEREAS, Licensee, 3007152 Nova Scotia Company, a Nova Scotia unlimited liability company and wholly-owned subsidiary of Licensee, and Total Petroleum (North America) Ltd., a Canadian corporation ("Bronco") and majority-owned subsidiary of Licensor, entered into an Arrangement Agreement, dated as of April 15, 1997 (the "Arrangement Agreement"), pursuant to which Licensee will acquire Bronco, and Licensor entered into a Stockholder Agreement, dated as of April 15, 1997 (the "Stockholder Agreement") with Licensee.

     WHEREAS, Licensor owns the Trademarks (as defined herein) used by Bronco in its business.

     WHEREAS, Licensee, in connection with its acquisition of Bronco, desires to use the Trademarks referred to above in connection with the Petroleum Business (as defined herein) of Licensee and its subsidiaries (including all Bronco-operated or jobber retail facilities) in the Territories.

     WHEREAS, Licensee desires to have Licensor grant Licensee a license, and Licensor desires to grant Licensee a license, to enable Licensee and its subsidiaries to use the Trademarks referred to above in the Petroleum Business in the Territories, upon the terms and conditions contained in this Agreement.

     NOW, THEREFORE, Licensor and Licensee hereby agree as follows:

                           ARTICLE 1 - Definitions

     As used in this Agreement, the following terms have the meanings specified or referred to in this Article 1:

     "Licensee" is defined in the first paragraph of this Agreement.

     "Licensor" is defined in the first paragraph of this Agreement.

     "Petroleum Business" shall mean the manufacture, processing, packaging, advertising, promotion, distribution and/or sale of Petroleum Products (as defined herein) and Related Services (as defined herein) and the operation of Retail Facilities (as defined herein), excluding hydrocarbon trading, chemical manufacturing and other activities that do not constitute the Petroleum Business.

     "Petroleum Products" shall mean (i) petroleum and products derived from petroleum, (ii) natural gas, liquefied natural gas and natural gas liquids, and (iii) goods and merchandise customarily sold or offered in conjunction with the foregoing items, which shall include, automobile parts and accessories, engine lubricants and automobile fluids of all types.

     "Retail Facilities" shall mean retail gasoline and convenience stores.

     "Related Services" shall mean repairs and related services customarily offered in conjunction with Petroleum Products.

     "Territories" shall mean the states listed on Schedule 1 hereto.

     "Trademarks" shall mean the trademarks, trade names, word marks, service marks, designs and emblems listed on Schedule 2 hereto.

                          ARTICLE 2 - Grant

     2.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, a license, during the term of this Agreement, to use the Trademarks in connection with the Petroleum Business of Licensee and its subsidiaries in the Territories for substantially and exclusively the same purposes that the Trademarks are used for the businesses conducted by Bronco and its subsidiaries on the date hereof. The license granted in this Agreement is not intended to be, and shall not be construed as, an assignment, in whole or in part, of any trademark rights of Licensor.

     2.2 Licensor agrees that during the term of this Agreement it will not license to any third party (other than to Licensor's subsidiaries) the right to use the Trademarks in connection with the Petroleum Business in the Territories. Notwithstanding the foregoing, Licensor (and any of its subsidiaries) may use the Trademarks, within or outside of the Territories (other than the State of Michigan during the term hereof), for any purpose, subject to the Stockholder Agreement; provided that, in the event that Licensor (or any of its subsidiaries) acquires a person in the Petroleum Business and such acquisition is permitted by the terms of the Stockholder Agreement, Licensor (or any of its subsidiaries) may use the Trademarks with respect to such acquired Petroleum Business in the Territories (other than the State of Michigan during the term hereof) at any time after the earlier of the fourth anniversary of the date of this Agreement and the termination of this Agreement with respect to such Territories.

     2.3 Licensee shall not sell of distribute in the Territories any Petroleum Products the packaging of which bears any Trademarks to any person if the Licensee knows that such Petroleum Products will be shipped or sold or distributed outside of the Territories, either by the person acquiring such Petroleum Products from Licensee of by any other person.

                    ARTICLE 3 - Use of Trademark

     3.1 Licensee shall use the trademarks only in the form in which they are registered and currently used in the Territories and shall not use, or authorize the use of, an abbreviated form of any Trademark. Licensee shall comply with Licensor's general specifications and standards of trademark usage set forth in the Total Trademark Graphic Standards, revised and expanded, second edition May 1996, previously delivered to Licensee (the "Specifications"), including, as applicable, in connection with all advertisements and promotional materials.

     3.2 Licensee shall not use any Trademark in the packaging material or on signage at Licensee's Retail Facilities unless Licensee has submitted to Licensor at a designated location in the United States for approval reasonably in advance of such use, and Licensor has approved (or has not objected within 5 business days after such submission for approval), the use of such Trademarks and the quality, style and taste of such packaging materials or signage.

     3.3 Bronco may continue to use its name, which contains the Trademark "TOTAL", in the Territories during the term of this agreement, but Licensee and its subsidiaries (other than Bronco) may not use any of the Trademarks (or any part of any Trademark) in their names or in the name of any other business. Licensee hereby agrees that as soon as possible after the termination of this Agreement Licensee shall take all actions necessary to change the name of Bronco so that it does not contain the Trademark "TOTAL" or any other Trademark (or part thereof).

     3.4 No other name, trademark (except the Trademarks), inscription or design ("Other Marks") shall (a) be affixed to packaging for Licensee's Petroleum Products bearing the Trademarks or (b) appear on signage or other displays at Licensee's Retail Facilities bearing the Trademarks. Notwithstanding the foregoing, during the term of this Agreement, Licensee may use Other Marks owned by Licensee on Licensee's Retail Facilities bearing the Trademarks when Licensee is rebranding such Retail Facilities, if Licensee clearly indicates at such Retail Facilities that the Trademarks are owned by Licensor. Other Marks owned by Licensee may be displayed on credit cards bearing the Trademarks, to the extent permitted by the Specifications.

                     ARTICLE 4 - Quality Standards

     4.1 So as to protect the goodwill associated with the Trademarks, Licensee shall maintain the quality of the Petroleum Products and Related Services sold or distributed, and the Retail Facilities operated, under the Trademarks, at a level at least equal to the quality level at which such Petroleum Products, Related Services and Retail Facilities are maintained by Bronco as of the date hereof and from time to time in effect for Retail Facilities generally. Upon request of Licensor, Licensee shall (i) furnish to Licensor samples of the Petroleum Products, or otherwise provide a means for sampling Petroleum Products, within five days after such request, and
(ii) upon five days notice and during normal business hours permit Licensor to inspect any of its Retail Facilities, in each case for the purpose of allowing Licensor to verify proper trademark usage and that the quality of the Petroleum Products, Related Services and Retail Facilities meet the Licensor's quality standards. If Licensor determines that any Petroleum Products, Related Services or Retail Facilities do not meet such quality standards, then Licensor shall notify Licensee of such failure and shall specifically identify the areas and extent of such non-compliance.
Promptly following such notice, Licensee shall take all reasonable action required to bring the Petroleum Products, Related Services and Retail Facilities in compliance with such quality standards or discontinue the use of the Trademarks in connection with the particular Petroleum Products, Related Services or Retail Facilities which have failed to meet such quality standards.

     4.2 Licensee shall, upon at least five days notice and during normal business hours, permit Licensor or its representatives full access to inspect the facilities of Licensee and its subsidiaries where the Petroleum Products bearing the Trademarks are located in order to enable Licensor to determine whether the Petroleum Products comply with the quality standards, trademark usage and other terms and conditions set forth in or promulgated pursuant to this Agreement.

   4.3 Licensor shall maintain the quality of the Petroleum Products and Related Services sold or distributed, and the Retail Facilities operated, by Licensor under the Trademarks, both within and outside the Territories, so as to protect the goodwill associated therewith.

                     ARTICLE 5 - Consideration

     The license granted hereby is a royalty-free license.

                ARTICLE 6 - Trademark Rights - Infringement

     6.1 During the term of this Agreement, to the extent required, Licensor shall take all action necessary to register the Trademarks for Petroleum Products, Related Services and Retail Facilities in the
Territories and to maintain such Trademarks in effect in the Territories. Licensee agrees not to seek to register the Trademarks (in any form) or any other marks confusingly similar thereto.

     6.2 If an action is commenced against Licensee alleging that its use of the Trademarks infringe any party's trademarks, Licensee shall promptly inform the Licensor of such Action. Upon notice to Licensee, Licensor, with the cooperation of Licensee, may assume the defense of such action if Licensor agrees to indemnify and hold harmless Licensee against any monetary liability Licensee may incur from such action; provided, that Licensor shall not be required to indemnify and hold harmless Licensee with respect to Licensee's use of Trademarks other than as provided in this Agreement. If Licensor assumes the defense of such action, Licensor shall select counsel to conduct such defense and shall control such defense and the settlement thereof. If Licensor does not assume such defense, then Licensee, with the cooperation of Licensor, may control such defense but shall not enter into any settlement thereof without the prior consent of Licensor.

     6.3 If Licensee shall become aware that any Trademark is being disputed or infringed by any party, Licensee shall inform Licensor thereof and, upon Licensor's request, shall give Licensor all necessary information to protect its rights to the Trademarks, including all evidence, material and data relating to such dispute or infringement. Licensor, with the cooperation of Licensee, shall take, at its sole expense, such action as Licensor deems appropriate to protect its rights to the Trademarks, including commencing legal action in its own name or in Licensee's name or joining Licensee as a party thereto (provided that if Licensor joins Licensee as a party it shall indemnify and hold harmless Licensee against any monetary liability Licensee may incur from being joined as a party). Any such legal action, including the settlement thereof, shall be controlled by Licensor. Any proceeds recovered as a result of such legal action shall be the sole property Licensor.

     6.4  Licensee acknowledges that Licensor owns the Trademarks.
Licensee shall never dispute the validity of the Trademarks or take, or cause to be taken, any action that would invalidate the Trademarks or otherwise diminish the Licensor's proprietary rights to the Trademarks. It is understood that Licensee shall not acquire or claim any right or title to the Trademarks adverse to Licensor by virtue of the license granted to Licensee, it being the intention of the parties that any rights resulting from the use of the Trademarks by Licensee shall at all times inure to the benefit of Licensor.

     6.5 Licensee hereby indemnifies and holds harmless Licensor from and against any claims (including product liability claims) which may be made or brought against Licensor and/or which it may suffer or incur as a result of, or in respect of, or arising out of (i) the advertisement, promotion, sale, offering for sale, and/or distribution of Petroleum Products and Related Services by Licensee or its sublicensees, (ii) the operation of Retail Facilities by Licensee or its sublicensees, or (iii) otherwise in connection herewith, in each case after the date hereof.

                       ARTICLE 7 - Confidentiality

     7.1 Each of Licensor and Licensee agrees that it shall not disclose, reveal or make available to any third party any confidential or proprietary information, whether of a technical, financial, commercial or other nature, received directly or indirectly from the other party ("Confidential Information"), except as authorized in writing by such other party and except that either party may disclose such information:

     (a) to its employees to whom, and to the extent that, such disclosure is necessary in furtherance of the purposes of this Agreement; provided, however, that the disclosing party shall be responsible for ensuring that such employees comply with the confidentiality and non-use provisions of this Article 7, and shall take the steps necessary to ensure such compliance, whether by agreement, establishment of internal regulations, or otherwise;

     (b) to the extent required by applicable law or by judicial or administrative process; and

     (c) to the extent that the disclosing party can establish that the information: (i) has fallen into the public domain through no unauthorized act of the disclosing party; (ii) was received from a third party not under any obligation to refrain from revealing such information; or (iii) was in the disclosing party's possession prior to the receipt from the other party.

     7.2 Each party (in Section 7.2, the "disclosing party") agrees that it shall not use any Confidential Information received from the other party, except (i) as specifically provided in this Agreement, (ii) as otherwise expressly authorized in writing by the other party or (iii) to the extent that the disclosing party can establish that the Confidential Information (x) has fallen into the public domain through no unauthorized act of the disclosing party, (y) was received from a third party not under any obligation to refrain from revealing such information or (z) was in the disclosing party's possession prior to the receipt from the other party.

                    ARTICLE 8 - Term and Termination

     8.1 Subject to the terms and conditions of this Article 8, this Agreement will initially have a term commencing at the Effective Time (as defined in the Arrangement Agreement) through (i) in the State of Michigan, the fifth anniversary of the Effective Time, and (ii) in each state in the Territories other than Michigan, through one year after the term of the longest jobber contract (without giving effect to any renewals, automatic or otherwise) to which any Bronco Company (as defined in the Arrangement Agreement) is a party in effect in the relevant jurisdiction at the Effective Time, but in no event less than four years.

     8.2 As to the State of Michigan, subject to the terms and conditions of this Article 8, this Agreement will automatically be renewed for two additional successive five-year periods (each, a "Renewal Period"), unless Licensee provides Licensor with written notice at least 180 days prior to the expiration of the Prior License Period (as defined herein) of its intention not to renew. Each Renewal Period, if any, will commence upon the end of the immediately preceding initial term or Renewal Period, as the case may be ("Prior License Period"), and, subject to this Article 8, will end on the fifth anniversary of the end of the Prior License Period. No renewals or extensions hereunder shall affect the right of either party to terminate this Agreement pursuant to the provisions hereof.

     8.3 As to each state in the Territories other than Michigan, if jobber/distributor agreements in effect in such state at the Effective Time as listed on Schedule 3 which accounted for at least 90% of all jobber/distributor volume for jobber/distributor agreements in effect in such state at the Effective Time have expired prior to the fourth anniversary of the Effective Time, Licensor shall have the right to terminate this Agreement with respect to such state; provided, however, that with respect to Retail Facilities which are now owned or operated by Licensee, this Agreement shall continue with respect to such Retail Facilities for such time as Licensee shall require to terminate the rights under this Agreement granted to the operators of such Retail Facilities, and Licensee shall be obligated to make commercially reasonable efforts (other than incurring expenses) to terminate any sublicenses or rights granted to such operators and to cause such operators to discontinue the use of the Trademarks, in each case as promptly as practicable.

     8.4 Either party may terminate this Agreement on 90 days' prior notice to the other party, if the other party is in breach of any of its obligations under this Agreement (other than breach of quality standards as set forth in Article IV with respect to a particular Retail Facility) and such breach remains unremedied for 90 days after written notice thereof shall have been given to such party or, if such breach is one which requires more than 90 days to remedy, the remedying of which shall not have commenced within such 90-day period, or if such remedying has commenced during such 90-day period, such remedying shall not thereafter have been diligently pursued through completion.

     8.5 If during the term of this Agreement Licensee or any of its sublicensees or Authorized Users (as defined herein) has permitted the quality of any Retail Facility to decline below the quality standards applicable to such Retail Facility as set forth in Article IV, Licensor shall have the right to terminate Licensee's rights hereunder with respect to such Retail Facility if Licensee or its sublicensees or Authorized Users fails to remedy for 90 days after written notice of such decline shall have been given by Licensor or, if such decline is one which requires more than 90 days to remedy, the remedying of which shall not have commenced within such 90-day period, or if such remedying has commenced during such 90-day period, such remedying shall not thereafter have been diligently pursued through completion.

     8.6 This Agreement shall terminate upon a change of control (or two years thereafter if Licensee exercises its right to sublicense under
Section 10.4) of any subsidiary of Licensee who has been sublicensed rights or delegated duties pursuant to Section 10.1 or the sale or other disposition of all or a material portion of Licensee's or of any of its subsidiary's (which subsidiary has been sublicensed rights or delegated duties pursuant to Section 10.1) Petroleum Business in the Territories, in any case, which is not approved in writing by Licensor prior thereto. A "change of control" shall be deemed to have occurred upon a transfer of record or beneficial ownership of any class of capital stock of a person constituting 50% or more of the outstanding shares of any such class.

     8.7(a) This Agreement shall terminate automatically in the event of bankruptcy of Licensee or Bronco, whether voluntary or involuntary, or in the event that Licensee or Bronco makes an assignment for the benefit of creditors.

     (b) Licensee shall be entitled to terminate this Agreement on notice to Licensor in the event of bankruptcy of Licensor, whether voluntary or involuntary, or in the event that Licensor makes an assignment for the benefit of creditors.

     8.8(a) The termination of this Agreement shall be without prejudice to any rights or obligations which may have arisen between the parties hereto prior to the date of such termination.

     (b) Upon the effective date of termination, Licensee shall cease using the Trademarks, including in packaging materials, advertisements or promotional materials for Petroleum Products, as well as the color schemes and designs identifying the Retail Facilities.

                        ARTICLE 9 - Notice

     All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the other parties at the following addresses (or at such other address for a party as will be specified to the other parties by like notice:)

     (a)  If to Licensor, to:

          Total
          Total Refining and Marketing
          51, Esplanade de General deGaulle
          CEDEX 97
          La Defense 10
          92907 Paris, France
          Telecopy:  1 41 35 42 91
          Attention:  Jean-Paul Vettier

          With a copy to:

          Proskauer Rose Goetz & Mendelsohn LLP
          1585 Broadway
          New York, New York  10036-8299
          Telecopy:  (212) 969-2900
          Attention:  Stanley Komaroff, Esq.

     (b)  If to Licensee, to:

          Ultramar Diamond Shamrock Corporation
          9830 Colonnade Boulevard
          San Antonio, Texas  78230
          Telecopy:  (210) 691-6492
          Attention:  Patrick J. Guarino, Esq.

          With a copy to:

          Jones, Day, Reavis & Pogue
          599 Lexington Avenue
          New York, New York  10022
          Telecopy:  (212) 755-7306
          Attention:  Robert A. Profusek, Esq.


              ARTICLE 10 - Assignability/Rights to Use

     10.1 This Agreement is not assignable by Licensee, except as provided below, but is assignable by Licensor. Licensee may assign any of its rights and delegate any of its duties under any provision hereof to any wholly-owned subsidiary of Licensee that executes an instrument in writing reasonably acceptable to Licensor becoming a party to this Agreement to the extent of such assignment or delegation.

     10.2 Licensor does hereby grant to Licensee the right to authorize during the term of this Agreement, the use of one or more of the Trademarks to its wholesale customers and their customers and dealers ("Authorized Users") for the purpose of selling Petroleum Products at Retail Facilities in the Territories; provided, however, that all such Authorized Users are subject to the quality control provisions provided herein and such standards are enforced by Licensee. Licensor retains the right to revoke any Authorized User's rights if the quality control standards in its reasonable opinion are not adequately maintained.

     10.3 In connection with the transfer of any Retail Facility in the Territory bearing the Trademarks and owned by Licensee to any person, Licensee (or its assignee hereunder) may sublicense any of its rights hereunder to use the Trademark to such person if such person, as of the time of such transfer is entitled to use any of the Trademarks in the Petroleum Business in the Territories. Licensor retains the right to revoke any sublicenses if the quality control provisions contained therein (which shall be no less than the quality control provisions provided herein) in its reasonable opinion are not adequately maintained.

     10.4 At Licensee's option, in connection with the transfer of all or substantially all of the Retail Facilities in Michigan using the Trademarks and owned by Licensee to a person (other than a wholly-owned subsidiary of Licensee), Licensee may sublicense the right to use the Trademarks in Michigan for a period of up to two years (of if shorter, the remaining term of this Agreement) after such transfer, subject to Article 8. Licensor retains the right to revoke any sublicenses if the quality control provisions contained therein (which shall be no less than the quality control provisions provided herein) in its reasonable opinion are not adequately maintained.

                       ARTICLE 11 - Miscellaneous

     11.1 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     11.2 This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all previous agreements between the parties.

     11.3 This Agreement, or any provision hereof, may not be waived, modified or terminated orally but only by an agreement in writing, signed by all the parties hereto. The failure at any time of any party hereto to insist on strict performance of any provision of this Agreement shall not limit the ability of the party to insist at any future time on strict performance of the same or any provision (except insofar as that party may have given a valid and effective waiver).

     11.4 Each party hereby acknowledges that a breach or attempted breach of any material provisions of this agreement would cause the other party irreparable injury not compensable in money damages. Therefore, each party agrees that, in addition to any of the other party's other rights and remedies, in the event of any such breach or attempted or threatened breach by it, the other party shall be entitled to obtain temporary and permanent injunctive relief against such party and a decree for specific performance of this provisions of this agreement without being required to prove damages or post any bond or other securities.

     11.5 The captions contained in this Agreement are for convenience and reference only, and shall not be deemed part of this Agreement.

     11.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

     11.7 If any term or provision of this Agreement or the application thereof to any party or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     11.8 The word "person" shall mean a natural person, a partnership, a corporation and any other form of business or legal entity.

     11.9 The provisions of Articles 6, 7 and 9 shall survive termination of this Agreement.

     11.10 Each of the parties shall, without further consideration, execute and deliver to the other party such documents and instruments, and take such other action, as the other party may reasonably request to carry out the license of the Trademarks and other transactions contemplated by this Agreement.

     IN WITNESS THEREOF, the parties have caused this document to be executed as of the date and year first above written.




By:
Name:
Title:




By:
Name:
Title:

                        TERMINATION AGREEMENT


     Termination Agreement, dated as of         , 1997, between Total, a
French societe anomyme ("Licensor"), and Total Petroleum, Inc., a Michigan corporation ("Licensee").

     Licensor and Licensee hereby agree that effective as of the date hereof the United States Trademark License Agreement, dated as of November 1, 1985, between Licensor and Licensee is hereby terminated.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                   TOTAL



                                   By:
                                   Name:
                                   Title:


                                   TOTAL PETROLEUM INC.



                                   By:
                                   Name:
                                   Title:

                                                               Schedule 6(a)
Paris, 15.12.95



Re:  TOTAL FCC Technologies

Dear Sirs,

In connection with the implementation of certain TOTAL FCC Technologies (hereafter the "TF Technologies") among which:

     the manufacture of feed injectors,
     the counter-current feed injection,
     and the use of static mixors in the catalyst stripping chambers, in the FCC units of the refineries of Alma and Ardmore (hereafter the "Refineries"), you have or will have access to certain proprietary and confidential information and technical results (hereafter the "Information") on said TF Technologies.
The purpose of this Letter-Agreement is to set forth the basis upon which said Information is to be used and held in confidence by the Refineries.

1)  Right-to-use:

As a subsidiary of the TOTAL group, the Refineries are granted by TOTAL a free-of-charge and non-exclusive right-to-use the Information in the corresponding FCC unit, with an immunity from suit of TOTAL's patent rights, provided the Refineries use said rights solely in accordance with the terms of this Letter-agreement.
Said rights do not include the right to sublicense the TF Technologies to third parties.

2)  Grant-back:

It is expressly agreed that all rights title, estate and interest in and to the TF Technologies shall remain the property of TOTAL.

If requested by TOTAL, the Refineries agree to

     permit representatives and clients or prospective clients of TOTAL to visit the FCC unit of the Refineries in which the TF Technologies are used, during normal working hours and subject to the Refineries standard conditions of such visits;
     make available to TOTAL and TOTAL's representatives, design and operating data which will be acquired by the Refineries during the term of this Letter-Agreement by the practice of the TF Technologies.

3)  Confidentiality:

    1) the Information will be used solely for the purpose of operating the unit of the Refineries,
    2) the Refineries shall take due measures to keep secret and confidential any Information received in connection with this Letter-Agreement,
    3) the Information will not be disclosed to third Parties except if said parties have first entered into an agreement with TOTAL as least as stringent as hereunder,
    4) the Information will not be duplicated or reproduced except for such copies or reproductions as may be reasonably required to effect the purpose of this agreement,
    5) the Refineries shall use all precautions insofar as legally possible, to impose the same secrecy obligations upon its employees, both during and after the period of their employment, for as long as and to the same extent that the Refineries remains under these obligations,
    6) In any case, the obligation with respect to the unintentional disclosure of Information furnished hereunder shall terminate ten
       (10) years after the end of the present Agreement.

It is understood that for the purpose of this Letter-Agreement, the term "Information" shall mean any confidential information and data such as research programs, specifications provided either directly (for instance as a written document, or as a drawing, or as electronic data) or indirectly (for instance during discussions between specialists during a visit of our to the extent that the foregoing obligations of secrecy and non-use shall not apply with respect to:

     a) information which is, or which subsequently becomes, public knowledge through no fault of the receiving Party,
     b) information which was in possession of the receiving Party prior to the disclosure thereof to the receiving Party,
     c) information disclosed in writing to the receiving Party by a third party who did not acquire such information directly or indirectly from the disclosing Party under a similar obligation of secrecy and non-use;

and to the extent that:
     d) a specific piece of Information shall not be deemed to be within the exceptions a), b), c), of the preceding sentence merely because it is embraced by more general information,
     c) nor shall a combination of features be deemed to be within such exceptions merely because the individual features of said combination are within such exceptions.

4)  Assignment:

This Agreement with the rights and obligations relating thereto may not be assigned to a third party unless this agreement shall have been assumed by the assignee, and when duly assigned in accordance with the foregoing, this Agreement shall be binding upon and inure to the benefit of the assignee.

5)  Duration:

The present Letter-Agreement shall be effective from the date of the last signature below and shall be in full force as long as the Refineries use the TF Technology in their FCC units, being understood that the termination of this Letter-Agreement, whatever the cause, will not release the Refineries from their obligations of confidentiality.

                                 ****

If you agree to the foregoing terms, will you please so indicate by having both copies of this Letter-Agreement executed by an authorized representative of the Refinery and one exemplary returned to us. In the meantime, we remain,

                                       Yours faithfully

                                       TOTAL RAFFINAGE DISTRIBUTION S.A.

                                       By   :  Jean-Beanard SIGAUD
"Accepted and Agreed"                  Title:  Research General Manager
By   :  /s/ James N. MacCoy
Title:  Sr. V.P. REFINING
                                               /s/

Paris, 15,12.95


Re:  TOTAL Software

Dear Sirs,

In connection with the internal exchanges of technical information within the TOTAL group, certain softwares of simulation (hereafter the "Softwares") respectively called <<REFOSIM>>, <<ISOSIM>> AND <<MOLIERE>>, were provided to TPI for the needs of the operation and of the units of its refineries (hereinafter the "Refineries").
These Softwares including certain proprietary and confidential information (hereafter the "Information") of great value for TOTAL, this Letter-Agreement sets forth the basis upon which the Softwares and the Information are to be used and kept confidential by the Refineries.

1)  Right-to-use:

As subsidiaries of the TOTAL group, the Refineries are granted by TOTAL a free-of-charge and non-exclusive right-to-use the Softwares and the Information for the needs of their units, provided said Refineries use said rights solely in accordance with the present agreement.
Said rights do not include the right to sublicense the Softwares to third parties.

2)  Grant-back:

It is expressly agreed that all rights, title, estate and interest in and to the Software shall remain the property of TOTAL.

If requested by TOTAL, the Refineries agree to make available to TOTAL and TOTAL's representatives, any updates and/or modifications to the Softwares during the term of this Letter-Agreement.

3)  Confidentiality:

    1) the Information will be used solely for the purpose of operating the unit of the Refineries,
    2) the Refineries shall take due measures to keep secret and confidential the Softwares and the Information,
    3) the Softwares and the Information will not be disclosed to third Parties except if said parties have first entered into an agreement with TOTAL as least as stringent as hereunder,
    4) the Softwares and the Information will not be duplicated or reproduced except for such copies or reproductions as may be reasonably required to effect the purpose of this agreement,
    5) the Refineries shall use all precautions insofar as legally possible, to impose the same secrecy obligations upon its employees, both during and after the period of their employment, for as long as and to the same extent that the Refineries remains under these obligations,
    6) In any case, the obligation with respect to the unintentional disclosure of Information furnished hereunder shall terminate ten
       (10) years after the end of the present Agreement.

It is understood that for the purposes of this Letter-Agreement, the term "Information" shall mean any confidential information and data such as research programs, specifications provided either directly (for instance as a written document, or as a drawing, or as electronic data), or indirectly (for instance during discussions between specialists or during a visit of our labs or facilities), to the extent that the foregoing obligations of secrecy and non-use shall not apply with respect to:
     a) information which is, or which subsequently becomes, public knowledge through no fault of the receiving Party,
     b) information which was in possession of the receiving Party prior to the disclosure thereof to the receiving Party,
     c) information disclosed in writing to the receiving Party by a third party who did not acquire such Information directly or indirectly from the disclosing Party under a similar obligation of secrecy and non-use;

and to the extent that:
     d) a specific piece of Information shall not be deemed to be within the exceptions a), b), c), of the preceding sentence merely because it is embraced by more general information,
     e) nor shall a combination of features be deemed to be within such exceptions merely because the individual features of said combination are within such exceptions.

4)  Assignment:

This Agreement with the rights and obligations relating thereto may not be assigned to a third party unless this agreement shall have been assumed by the assignee, and when duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee.

5)  Duration:

The present Letter-Agreement shall be effective from the date of the last signature below and shall be in full force as long as the Refineries use the Softwares under the present conditions.

It is furthermore understood that the termination of this Letter-Agreement, whatever the cause, will not release the Refineries from their obligations of confidentiality.

                               ***

If you agree to the foregoing terms, will you please so indicate by having both copies of this Letter-Agreement executed by an authorized representative of the Refinery and one exemplary returned to us. In the meantime, we remain,

                                    Yours faithfully

                                    TOTAL RAFFINAGE DISTRIBUTION S.A.

                                    By   :  Jean-Bernard SIGAUD
"Accepted and Agreed"               Title:  Research General Manager
By   :  /s/ James N. MacCoy
Title:  SR. V.P. REFINING                    /s/

                                                           Schedule 10

                         REGISTRATION RIGHTS


     UDS will register for resale UDS Shares owned by Total, any wholly owned Subsidiary of Total or, subject to Section 10, any Permitted Reg. Rights Assignee pursuant to and in accordance with the terms and provisions set forth on this Schedule 10.

     1. Definitions. For purposes of this Schedule 10, the following terms will have the following meanings:

     "Total" means, collectively, Total, any wholly owned Subsidiaries of Total and any Permitted Reg. Rights Assignees which may from time to time be the record holders of Registrable Securities in accordance with the Agreement of which this Schedule is a part.

     "Business Day" means a day, other than a Saturday or Sunday, on which banking institutions and securities exchanges in New York, New York are open.

     "Counsel to Total" means the single law firm reasonably acceptable to UDS from time to time representing Total

     "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     "underwritten registration" or "underwritten offering" means an underwritten offering in which securities of UDS are sold to an underwriter for reoffering to the public.

     2. Subject Securities. The securities entitled to the benefits of this Schedule 10 are the UDS Shares acquired by Total in the Arrangement or other securities issued or issuable with respect thereto by way of a stock split or stock dividend or in connection with a combination of shares, exchange offer, recapitalization, merger, consolidation or other reorganization approved by the UDS Board (the "Registrable Securities"). For the purposes of this Section 10, Registrable Securities will cease to be Registrable Securities when and to the extent that (a) a registration statement covering such Registrable Securities (a "Registration Statement") has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the Registration Statement, (b) such Registrable Securities have been disposed of without registration under the Securities Act (other than to a Permitted Transferee), or (c) the Registrable Securities have ceased to be outstanding.

     3. Piggy-Back Registration Rights. (a) Whenever during the period commencing 180 calendar days after the Effective Time and ending on the earlier of (i) the first date as of which all Registrable Securities cease to be Registrable Securities and (ii) the first date as of which Total owns beneficially less than 1% of the UDS Shares then outstanding, UDS proposes to file a registration statement under the Securities Act relating to the public offering of UDS Shares or securities convertible into or exercisable or exchangeable for UDS Shares ("UDS Securities") for cash pursuant to a firm commitment underwritten offering (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms, or filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of UDS), UDS will (A) give written notice at least 15 Business Days prior to the filing thereof to Total, specifying the approximate date on which UDS proposes to file such registration statement and advising Total of its right to have any or all of the Registrable Securities then held by Total included among the securities to be covered thereby, and (B) at the written request of Total given to UDS at least five Business Days prior to the proposed filing date, include among the securities covered by such registration statement the number of Registrable Securities which Total shall have requested be so included (subject, however, to reduction in accordance with paragraph (b) of this Section). UDS will use commercially reasonable efforts to cause the managing underwriter of the proposed underwritten offering to permit the Registrable Securities so requested to be included in the Registration Statement for such offering to be included in such offering on the same terms and conditions as any similar securities of UDS included therein.

     (b) In the event Total desires to participate in an offering pursuant to Section 3(a), Total may include Registrable Securities in any registration statement relating to such offering; provided that if the lead managing underwriter selected by UDS for an underwritten offering pursuant to Section 3(a) determines that marketing factors require a limitation on the number of UDS Shares to be offered and sold by the stockholders of UDS in such offering, there will be included in the offering only that number of UDS Shares (including Registrable Securities), if any, that such lead managing underwriter determines will not jeopardize the success of the offering of all UDS Shares that UDS desires to sell for its own account.
In such event and provided the managing underwriter has so notified UDS in writing, the number of UDS Shares to be offered and sold by stockholders of UDS, including Total, desiring to participate in such offering will be allocated pro rata among such holders of the UDS Shares on the basis of the number of UDS Shares held by each holder and entitled to be registered (subject to any written agreements entered into prior to the date hereof between UDS and one or more holders requiring a different priority).

     (c) Nothing in this Section 3 will create any liability or obligation on the part of UDS to Total if UDS for any reason should decide not to file a registration statement proposed to be filed under Section 3(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that Total may have taken, whether as a result of the issuance by UDS of any notice hereunder or otherwise.

     (d) A request by Total to include Registrable Securities in a proposed underwritten offering pursuant to Section 3(a) will not be deemed to be a request for a demand registration pursuant to Section 4.

     4. Demand Registration Rights. (a) Upon the written request by Total during the period commencing 180 calendar days after the Effective Time and ending on the earlier of (i) the first date as of which all Registrable Securities cease to be Registrable Securities and (ii) the first date as of which the Registrable Securities may be disposed of without registration under the Securities Act without compliance with the volume limitations under Rule 144 or 145 under the Securities Act (or any comparable requirements) (the "Effective Period") that UDS effect the registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities (which written request will specify the aggregate number of shares of Registrable Securities requested to be registered and the means of distribution), UDS will file a Registration Statement covering Registrable Securities requested to be registered as expeditiously as possible after receipt of such request; provided, however, that UDS will not be required to take any action pursuant to this Section 4:

     (A) if prior to the date of such request UDS shall have effected two registrations pursuant to this Section 4;

     (B) if UDS has effected a registration pursuant to Section 3 within the 180-day period preceding such request;

     (C) if UDS shall at the time have effective a shelf registration statement pursuant to Rule 415 under the Securities Act (a "Shelf
Registration Statement") pursuant to which Total could effect the disposition of Registrable Securities in the manner requested;

     (D) if the Registrable Securities which UDS shall have been requested to register shall have a then-current market value of less than U.S. $50,000,000, unless such registration request is for all remaining Registrable Securities; or

     (E) during the pendency of any Section 6(a) Period or Section 6(b) Period (each, a "Blackout Period").

provided further, however, that UDS will be permitted to satisfy its obligations under this Section 4(a) by amending (to the extent permitted by applicable Law) any registration statement previously filed by UDS under the Securities Act so that such registration statement (as amended) will permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a demand for registration has been made under this Section 4(a). If UDS so amends a previously filed registration statement, it will be deemed to have effected a registration for purposes of this Section 4.

     (b) Total may distribute the Registrable Securities covered by such request by means of an underwritten offering or any other lawful means, as determined by Total.

     (c) A registration requested pursuant to this Section 4 will not be deemed to be effected for purposes of this Section 4 if it has not been declared effective by the SEC or become effective in accordance with the Securities Act and the rules and regulations thereunder.

     (d) Total may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to UDS revoking such request. In such event, Total will reimburse UDS for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was based on (i) UDS's failure to comply in any material respect with its obligations hereunder or (ii) the occurrence of a Blackout Period, such reimbursement will not be required.

     5. Selection of Underwriters. In connection with any underwritten offering pursuant to a Registration Statement filed pursuant to a demand made by Total under Section 4, Total will have the right to select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be reasonably satisfactory to UDS.

     6. Blackout Periods. (a) If (i) during the Effective Period, UDS files or proposes to file a registration statement (other than in connection with the registration of securities issuable pursuant to a continuous "at the market offering" pursuant to Rule 415(a)(4) under the Securities Act, an employee stock option, stock purchase, dividend reinvestment plan or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities
Act) with respect to any securities of UDS, and (ii) with prior notice, (A) UDS (in the case of a non-underwritten offering pursuant to such registration statement) advises Total in writing that a sale or distribution of Registrable Securities would adversely affect such offering or (B) the managing underwriter or underwriters (in the case of an underwritten offering) advise UDS in writing (in which case UDS will notify Total) that a sale or distribution of Registrable Securities would adversely affect such offering, then UDS will not be obligated to effect the filing of a Registration Statement pursuant to Section 4 during the period commencing on the date that is 30 calendar days prior to the date UDS estimates (as certified in writing by an officer of UDS to Total following a request for registration pursuant to Section 4(a)) will be the date of the filing of, and ending on the date which is 120 calendar days following the effective date of, such Registration Statement (a "Section 6(a) Period").

     (b) If UDS determines in good faith that the registration and distribution of Registrable Securities (i) would materially impede, delay or interfere with any pending financing (other than a financing of the type described in Section 6(a)), acquisition, corporate reorganization or other significant transaction involving UDS or (ii) would require disclosure of non-public material information, the disclosure of which would materially and adversely affect UDS, UDS will promptly give Total written notice of such determination and will be entitled to postpone the filing or effectiveness of a Registration Statement for a reasonable period of time not to exceed 120 calendar days (a "Section 6(b) Period"); provided, however, that in connection therewith UDS will be required to deliver to Counsel to Total (as identified at such time to UDS) a general statement, signed by an officer of UDS, summarizing the reasons for such postponement and an estimate of the anticipated delay. UDS will promptly notify Total of the expiration or earlier termination of a Section 6(b) Period.

     (c) Notwithstanding anything in this Section 6 to the contrary, (i) the beginning of any Blackout Period will be at least 60 calendar days after the end of the prior Blackout Period and (ii) the aggregate number of days included in all Blackout Periods and all Section 7(e) Periods and
Section 7(m) Periods (collectively, "Registration Hold Periods") during any consecutive 12-month period during the Effective Period will not exceed 180 calendar days.

     7. Registration Procedures. If and whenever UDS is required to use commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, UDS will, as expeditiously as possible:

     (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which UDS then qualifies or which counsel for UDS deems appropriate, and which form is available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof (including, if so requested by Total, distributions under Rule 415 under the Securities Act pursuant to a Shelf Registration Statement), and use commercially reasonable efforts to cause such Registration Statement to become and remain effective;

     (b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by UDS or by the Securities Act or rules and regulations thereunder necessary to keep such Registration Statement effective for up to 90 calendar days, in the case of an underwritten offering, or 180 calendar days, in any other case (or longer period in the event of a Registration Hold Period during such 90 or 180 calendar days, as provided in this Section 7) and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (i) such 90th or 180th calendar day (or longer period) and (ii) such time as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities; provided that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, UDS will furnish to Total, the managing underwriter and their respective counsel for review and comment copies of all documents proposed to be filed and will not file any such documents to which any of them reasonably object prior to the filing thereof;

     (c) furnish to Total such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits), any Prospectus or Prospectus supplement and such other documents as Total may reasonably request in order to facilitate the disposition of the Registrable Securities by Total (UDS hereby consenting to the use (subject to the limitations set forth in the last paragraph of this Section 7) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

     (d) use commercially reasonable efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as Total reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable Total to consummate the disposition in such jurisdictions of the Registrable Securities owned by Total, except that UDS will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

     (e) notify Total at any time when a Prospectus relating to any such Registrable Securities is required to be delivered under the Securities Act within the appropriate period mentioned in Section 7(b) or UDS's becoming aware that the Prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (the period during which Total is required to refrain from effective public sales or distributions in such case being referred to as a "Section 7(e) Period"), and prepare and furnish to Total a reasonable number of copies of an amendment to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and the time during which such Registration Statement is required to remain effective pursuant to Section 7(b) will be extended by the number of days in the Section 7(e) Period;

     (f)  notify Total at any time,

          (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

         (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

        (iii) of the issuance by the SEC of any stop order of which UDS or its counsel is aware suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation or any threats of any proceedings for such purposes;

         (iv) of the receipt by UDS of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or any threats of any proceeding for that purpose; and

          (v) if at any time the representations and warranties of UDS contemplated by Section 7(i)(i) cease to be true and correct in any material respect;

     (g) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to Total an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act, provided that UDS will be deemed to have complied with this Section 7(g) if it has satisfied the provisions of Rule 158 under the Securities Act;

     (h) use commercially reasonable efforts to cause all such Registrable Securities to be listed on any securities exchange or automated quotation system on which UDS Shares are then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or automated quotation system, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

     (i) enter into agreements (including underwriting agreements) and take all other appropriate and reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

          (i) make such representations and warranties to Total and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in comparable underwritten offerings;

         (ii) obtain opinions of counsel to UDS thereof (which counsel and opinions (in form, scope and substance) will be reasonably satisfactory to the managing underwriters, if any, and TOTAL) addressed to Total and the underwriters, if any, covering the matters customarily covered in opinions requested in comparable underwritten offerings and such other matters as may be reasonably requested by Total and the managing underwriter, if any;

        (iii) obtain "cold comfort" letters and bring-downs thereof from UDS's independent certified public accountants addressed to TOTAL and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with underwritten offerings;

         (iv) if requested, provide indemnification in accordance with the provisions and procedures of Section 10 to all parties to be indemnified pursuant to said Section; and

          (v) deliver such documents and certificates as may be reasonably requested by Total and the managing underwriters, if any, to evidence compliance with Section 7(f) and with any customary conditions contained in the underwriting agreement or other agreement entered into by UDS.

     (j) cooperate with Total and the managing underwriter or underwriters or agents, if any, to facilitate, to the extent commercially reasonable under the circumstances, the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters or agents, if any, or Total may request;

     (k) if reasonably requested by the managing underwriter or underwriters or Total, incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and Total agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including without limitation information with respect to the purchase price being paid by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

     (l) provide Total, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by Total or underwriter (collectively, the "Inspectors") reasonable access to appropriate officers of UDS to ask questions and to obtain information reasonably requested by any such Inspector and make available for inspection all financial and other records and other information, pertinent corporate documents and properties of any of UDS (collectively, the "Records") as may be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that UDS determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential will not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to UDS but in any event permitting disclosure by an Inspector if (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that any decision regarding the disclosure of information pursuant to clause (i) may be made only after consultation with counsel for the applicable Inspectors. Total agrees that it will promptly, after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to UDS and allow UDS, at UDS's expense, to undertake appropriate action to prevent disclosure of such Records; and

     (m) in the event of the issuance of any stop order of which UDS or its counsel is aware suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, UDS will use commercially reasonable efforts promptly to obtain its withdrawal; and the period for which the Registration Statement will be kept effective will be extended by a number of days equal to the number of days between the issuance and withdrawal of any stop orders (a "Section 7(m) Period").

UDS may require Total to furnish to UDS such information regarding Total and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as UDS may from time to time reasonably request in writing. Upon receipt of any notice from UDS of the happening of any event of the kind described in Section 7(e), Total will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until Total's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(e), and, if so directed by UDS, Total will deliver to UDS (at UDS's expense) all copies, other than permanent file copies then in Total's possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

     8. Registration Expenses. UDS will pay, upon the written request of Total, all reasonable expenses incident to the performance of or compliance with this Agreement, including without limitation (a) all SEC, National Association of Securities Dealers, Inc. and securities exchange registration and filing fees, (b) all printing expenses, (c) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or automated quotation system pursuant to Section 7(h), and (d) the fees and disbursements of counsel for UDS and of its independent public accountants, and Total will pay (i) any fees or expenses, disbursements of counsel to Total and (ii) all underwriting discounts and commissions and transfer taxes, if any, and all other fees, costs and expenses of Total relating to the sale or disposition of Registrable Securities pursuant to the Registration Statement.

     9.  Reports under the Exchange Act.  UDS will:

         (a) file with the SEC in a timely manner all reports and other documents required of UDS under the Exchange Act; and

         (b) furnish to Total, during the Effective Period, forthwith upon request (i) a written statement by UDS that it has complied with the current public information and reporting requirements of Rule 144 under the Securities Act and the Exchange Act and (ii) a copy of the most recent annual or quarterly report of UDS and such other reports and documents so filed by UDS.

     10. Registration Indemnification; Contribution. (a) UDS will indemnify and hold harmless Total, its officers, directors, agents, trustees, general partners and each person who controls Total (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees, disbursements and expenses) as and when incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any violation by UDS (or its officers, directors or controlling persons) of any federal or state Law, rule or regulation applicable to UDS and relating to any action required or inaction by UDS (or such other person) in connection with or relating to any Registration Statement, (ii) any untrue or alleged untrue statement of material fact contained in the Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing, or (iii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party furnished in writing to UDS by such indemnified party or its counsel expressly for use therein. In connection with an underwritten offering, UDS will indemnify the underwriters thereof, their officers, directors, agents, trustees, general partners, and each person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of Total Notwithstanding the foregoing provisions of this
Section 10(a), UDS will not be liable to Total (or any officer, director, agent, trustee or controlling person thereof), any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls Total or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), under the indemnity agreement in this Section 10(a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of Total's or such other person's failure to send or deliver a copy of the final Prospectus to the person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such person if such statement or omission was corrected in such final Prospectus and UDS had previously furnished copies thereof to Total or such other person in accordance with this Agreement.

     (b) In connection with a Registration Statement, Total will furnish to UDS in writing such information, including the name and address of, and the amount of Registrable Securities held by, Total, as UDS reasonably requests for use in such Registration Statement or the related Prospectus and will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 10(a)) UDS or any underwriter, as the case may be, and any of their respective affiliates, directors, officers, agents, trustees and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, damages, liabilities and expenses resulting from (i) any violation by Total (or its officers, directors, agents, trustees or controlling persons) of any federal or state Law, rule or regulation relating to action required of or inaction by Total (or such other person) in connection with its offer and sale of Registrable Securities and (ii) any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, such Registration Statement or Prospectus or any amendment or supplement to either of them or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to Total furnished in writing to UDS by Total or its counsel specifically for inclusion therein.

     (c) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement (provided that failure to give such notification will not affect the obligations of the indemnifying party pursuant to this
Section 10 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist, based on the written opinion of counsel, between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party will be obligated to pay the reasonable fees and expenses of such additional counsel. No indemnifying party, in defense of any such action, suit, proceeding or investigation, may, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement (which consent will not be unreasonably withheld) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such action, suit, proceeding or investigation to the extent the same is covered by the indemnity obligation set forth in this Section 10. No indemnified party may consent to entry of any judgment or enter into any settlement without the consent of each indemnifying party (which consent will not be unreasonably withheld).

     (d) If the indemnification from the indemnifying party provided for in this Section 10 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include, subject to the limitations set forth in Section 10(c), any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 10(d), no underwriter will be required to contribute any amount in excess of the underwriting discount or commission applicable to the Registrable Securities underwritten by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Total's obligation to contribute is several in the proportion that the proceeds of the offering received by Total bears to the total proceeds of the offering, and not joint. If indemnification is available under this Section 10(d), the indemnifying parties will indemnify each indemnified party to the full extent provided in Section 10(a) or 10(b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 10(d).

     (e) In no event will Total be liable or required to contribute any amount under this Section 10 or otherwise in respect of any untrue or alleged untrue statement or omission or alleged omission for amounts in excess of the amount by which the total price at which the Registrable Securities of Total were offered to the public exceeds the amount of any damages which Total has otherwise been required to pay by reason of such untrue statement or omission.

     (f) The provisions of this Section 10 will be in addition to any liability which any indemnifying party may have to any indemnified party and will survive the termination of this Agreement.

     11. Participation in Underwritten Offerings. Total may not participate in any underwritten offering pursuant to Section 2 unless Total
(i) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements approved by UDS in its reasonable discretion and
(ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.